Exhibit 99.1

PRESS RELEASE

Contact:	Investors:
Kevin C. O’Boyle	Stephanie Carrington/Nick Laudico
EVP & Chief Financial Officer	The Ruth Group
NuVasive, Inc.	646-536-7017/7030
858-909-1800	scarrington@theruthgroup.com
investorrelations@nuvasive.com	nlaudico@theruthgroup.com

NuVasive Completes Follow-on Public Offering

San Diego, CA — February 7, 2006 — NuVasive, Inc. (NASDAQ: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today that it completed its follow-on public offering. The Company sold 7,829,120 shares and the selling stockholders sold 795,880 shares of the Company’s common stock at the price of $19.25 per share, less underwriting discounts and commissions. The number of shares sold by the Company includes 1,125,000 shares sold pursuant to the underwriters’ exercise of an option to purchase additional shares. The Company’s total net proceeds from the offering, after deducting underwriter discounts and commissions and estimated offering expenses, are approximately $142.3 million.

Banc of America Securities LLC and Lehman Brothers acted as joint book-running managers for the offering, and Thomas Weisel Partners LLC, William Blair & Company and Stanford Group Company acted as co-managers for the offering.

A registration statement relating to these securities was filed and declared effective by the Securities and Exchange Commission on February 1, 2006. The offering of these securities was made only by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Copies of the offering prospectus may be obtained from either Banc of America Securities LLC, c/o Prospectus Department, 100 West 33rd Street, New York, NY 10001 (phone (646) 733-4166), or from Lehman Brothers, c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717 (phone (631) 254-7106, fax (631) 254-7268).

About NuVasive

NuVasive is a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused on applications in the over $2.9 billion U.S. spine fusion market. The Company’s current principal product offering includes a minimally disruptive surgical platform called Maximum Access Surgery, or MAS™, as well as classic fusion implants.

MAS combines three categories of current product offerings-NeuroVision(R), a proprietary software-driven nerve avoidance system; MaXcess(R), a unique split-blade design retraction system; and specialized implants, like the SpheRx(R) pedicle screw system and CoRoent(R) implants- that collectively minimize soft tissue disruption during spine surgery while allowing maximum visualization and surgical reproducibility. NuVasive’s classic fusion portfolio is comprised predominantly of proprietary saline-packaged bone allografts and internal fixation products. NuVasive also has a robust R&D pipeline emphasizing both MAS and motion preservation such as Total Disc Replacement (TDR) and dynamic stabilization systems.

Disclosure Regarding Forward-Looking Statements

NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive may be unable to successfully integrate new products or technologies into its business; the risk that additional clinical experience may demonstrate that NuVasive’s products do not provide the intended safe and reproducible results; risks related to NuVasive’s ability to effectively manage the growth of its business; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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